Third Point Re Reports Second Quarter 2017 Earnings Results
Net Income of $74.6 million
Diluted Earnings per Common Share of $0.71
HAMILTON, Bermuda, August 2, 2017, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its second quarter ended June 30, 2017.
Third Point Re reported net income of $74.6 million, or $0.71 per diluted common share, for the second quarter of 2017, compared to net income of $53.4 million, or $0.51 per diluted common share, for the second quarter of 2016. For the six months ended June 30, 2017, Third Point Re reported net income of $178.8 million, or $1.70 per diluted common share, compared to net income of $2.2 million, or $0.02 per diluted common share, for the six months ended June 30, 2016.
For the three months ended June 30, 2017, diluted book value per share increased by $0.70 per share, or 5.0%, to $14.74 per share as of June 30, 2017, from $14.04 per share as of March 31, 2017. For the six months ended June 30, 2017, diluted book value per share increased by $1.58 per share, or 12.0%, to $14.74 per share from $13.16 per share as of December 31, 2016.
“Our strong performance for 2017 continued through the second quarter with a return on beginning shareholders’ equity of 5.0%, bringing our six month return to 12.8%,” commented Rob Bredahl, President and Chief Executive Officer.  “Our investment manager, Third Point LLC continues to have a great year and has generated an investment return of 10.6% through six months and 11.7% through July 2017. Although difficult reinsurance market conditions persist, we have successfully generated stable, long-term float and our asset leverage is within our target range of 1.50 to 1.75.  This allows us to remain selective in our underwriting without diminishing our earnings potential.  We took advantage of attractive share price levels during the quarter and repurchased 1,767,281 shares at an average price of $12.44 per share and have $51.7 million remaining under our existing share repurchase plan.”
The following table shows certain key financial metrics for the three and six months ended June 30, 2017 and 2016:

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	($ in millions, except for per share data and ratios)
Gross premiums written	$156.6	$196.9	$302.9	$394.0
Net premiums earned	$173.6	$133.1	$311.6	$269.9
Net underwriting loss (1)	$(12.1)	$(25.6)	$(20.8)	$(32.2)
Combined ratio (1)	107.0%	119.2%	106.6%	111.9%
Net investment return on investments managed by Third Point LLC	4.5%	4.0%	10.6%	1.9%
Net investment income	$107.3	$86.3	$235.8	$46.2
Net investment income on float (2)	$31.2	$19.1	$67.3	$10.8
Net income	$74.6	$53.4	$178.8	$2.2
Diluted earnings per common share	$0.71	$0.51	$1.70	$0.02
Change in diluted book value per share (2)	5.0%	4.1%	12.0%	0.2%
Return on beginning shareholders’ equity (2)	5.0%	4.0%	12.8%	0.2%
Net investments managed by Third Point LLC (3)	$2,385.5	$2,191.6	$2,385.5	$2,191.6
Invested asset leverage (3)	1.53	1.55	1.53	1.55

(1)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(2)
Net investment income on float, change in diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders’ equity.

(3)	Prior year comparatives represent amounts as of December 31, 2016.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written decreased by $40.3 million, or 20.5%, to $156.6 million for the three months ended June 30, 2017 from $196.9 million for the three months ended June 30, 2016. Gross premiums written decreased by $91.1 million, or 23.1%, to $302.9 million for the six months ended June 30, 2017 from $394.0 million for the six months ended June 30, 2016.
The decrease in the three and six months ended June 30, 2017 compared to the prior year periods was primarily due to contracts that we did not renew as a result of underlying terms and conditions, lower premium adjustments in the current year periods and other timing differences partially offset by new premium.
The increase in net premiums earned was primarily due to the addition of $83.9 million of new retroactive exposures in reinsurance contracts included in net premiums earned in the three and six months ended June 30, 2017, partially offset by a lower in-force underwriting portfolio. We did not write any retroactive reinsurance contracts in the three and six months ended June 30, 2016.
The net underwriting loss and combined ratio for the three and six months ended June 30, 2017 included an insignificant amount related to changes in estimates of prior years’ loss reserves net of the related impact of acquisition costs.
The net underwriting loss and combined ratio for the three and six months ended June 30, 2016 included increases (adverse development) in the net underwriting loss of $12.9 million and $12.5 million, respectively, related to changes in estimates of prior years’ loss reserves net of the related impact of acquisition costs.
Investments
The return on investments managed by Third Point LLC by strategy for the three and six months ended June 30, 2017 and 2016 was as follows:

	Three months ended
	June 30, 2017			June 30, 2016
	Long	Short	Net	Long	Short	Net
Equity	6.5%	(1.1)%	5.4%	0.6%	(0.3)%	0.3%
Credit	(0.3)%	(0.3)%	(0.6)%	4.0%	(0.2)%	3.8%
Other	0.2%	(0.5)%	(0.3)%	(0.1)%	—%	(0.1)%
Net investment return on investments managed by Third Point LLC	6.4%	(1.9)%	4.5%	4.5%	(0.5)%	4.0%

	Six months ended
	June 30, 2017			June 30, 2016
	Long	Short	Net	Long	Short	Net
Equity	13.0%	(2.2)%	10.8%	—%	(0.7)%	(0.7)%
Credit	0.1%	(0.4)%	(0.3)%	4.1%	(0.4)%	3.7%
Other	1.0%	(0.9)%	0.1%	(0.2)%	(0.9)%	(1.1)%
Net investment return on investments managed by Third Point LLC	14.1%	(3.5)%	10.6%	3.9%	(2.0)%	1.9%
For the three months ended June 30, 2017, the long equity strategy was the primary driver of returns. Within equities, we saw positive attribution across every sector with large long investments in the healthcare and industrials portfolios contributing the majority of positive returns. Gains in our long equity strategy were partially offset by losses in market hedges and short equity positions. Modest losses in the credit strategy were primarily driven by both long and short performing credit investments. Losses from macroeconomic hedges were partially offset by gains in currency, private and risk arbitrage investments in the other strategy.
For the six months ended June 30, 2017, the net investment results were led by strong gains in the long equity strategy, outpacing the S&P 500 for the same period with significantly less exposure at risk. The strategy saw positive attribution from every sector in which the portfolio is invested. The long equity portfolio performance was partially offset by negative performance from short equity positions, including market hedges. The credit strategy detracted modestly with flat or negative performance from each sub-strategy. In the other strategy, losses from macroeconomic hedges were offset by positive contribution from risk arbitrage, private and currency investments.

Share Repurchase Program
During the three months ended June 30, 2017, we repurchased 1,767,281 of our common shares in the open market for an aggregate cost of $22.0 million at a weighted average cost, including commissions, of $12.44 per share. During the six months ended June 30, 2017, we repurchased 3,300,152 of our common shares in the open market for an aggregate cost of $40.9 million at a weighted average cost, including commissions, of $12.38 per share. Common shares repurchased by the Company were not canceled and are classified as treasury shares.
As of June 30, 2017, the Company may repurchase up to an aggregate of $51.7 million of additional common shares under its share repurchase program.
Conference Call Details
The Company will hold a conference call to discuss its second quarter 2017 results at 8:30 a.m. Eastern Time on August 3, 2017. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. second quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13665530. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on August 10, 2017.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) fluctuation in results of operations; (ii) more established competitors; (iii) losses exceeding reserves; (iv) downgrades or withdrawal of ratings by rating agencies; (v) dependence on key executives; (vi) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (vii) dependence on financing available through our investment accounts to secure letters of credit and collateral for reinsurance contracts; (viii) potential inability to pay dividends; (ix) inability to service our indebtedness; (x) limited cash flow and liquidity due to our indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of our common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of our reinsurance licenses; (xv) potentially being deemed an investment company under U.S. federal securities law; (xvi) potential characterization of Third Point Reinsurance Ltd. and/or Third Point Re as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement our investment strategy; (xix) termination by Third Point LLC of our investment management agreements; (xx) risks associated with our investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting our reputation; (xxii) Third Point Reinsurance Ltd. and/or Third Point Re potentially becoming subject to U.S. federal income taxation; (xxiii) potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; (xxiv) changes in Bermuda or other law and regulation that may have an adverse impact on our operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2017 and December 31, 2016
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2017	December 31, 2016
Assets
Equity securities, trading, at fair value (cost - $1,654,011; 2016 - $1,385,866)	$1,941,170	$1,506,854
Debt securities, trading, at fair value (cost - $736,060; 2016 - $1,036,716)	702,515	1,057,957
Other investments, at fair value	29,091	82,701
Total investments in securities	2,672,776	2,647,512
Cash and cash equivalents	8,255	9,951
Restricted cash and cash equivalents	372,068	298,940
Due from brokers	424,163	284,591
Derivative assets, at fair value	45,110	27,432
Interest and dividends receivable	3,947	6,505
Reinsurance balances receivable	472,570	381,951
Deferred acquisition costs, net	203,193	221,618
Other assets	14,648	17,144
Total assets	$4,216,730	$3,895,644
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$17,929	$10,321
Reinsurance balances payable	65,456	43,171
Deposit liabilities	105,208	104,905
Unearned premium reserves	547,815	557,076
Loss and loss adjustment expense reserves	678,459	605,129
Securities sold, not yet purchased, at fair value	265,667	92,668
Due to brokers	777,179	899,601
Derivative liabilities, at fair value	11,949	16,050
Performance fee payable to related party	53,455	—
Interest and dividends payable	3,838	3,443
Senior notes payable, net of deferred costs	113,643	113,555
Total liabilities	2,640,598	2,445,919
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 107,332,603 (2016 - 106,501,299))	10,733	10,650
Treasury shares (3,944,920 shares (2016 - 644,768 shares))	(48,253)	(7,389)
Additional paid-in capital	1,098,857	1,094,568
Retained earnings	494,986	316,222
Shareholders’ equity attributable to shareholders	1,556,323	1,414,051
Non-controlling interests	19,809	35,674
Total shareholders’ equity	1,576,132	1,449,725
Total liabilities and shareholders’ equity	$4,216,730	$3,895,644

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and six months ended June 30, 2017 and 2016
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Gross premiums written	$156,564	$196,866	$302,918	$394,022
Gross premiums ceded	(1,425)	(1,425)	(2,550)	(1,425)
Net premiums written	155,139	195,441	300,368	392,597
Change in net unearned premium reserves	18,419	(62,319)	11,199	(122,673)
Net premiums earned	173,558	133,122	311,567	269,924
Net investment income	107,325	86,346	235,835	46,236
Total revenues	280,883	219,468	547,402	316,160
Expenses
Loss and loss adjustment expenses incurred, net	107,379	104,131	193,274	188,807
Acquisition costs, net	68,641	48,482	123,093	100,169
General and administrative expenses	15,014	10,243	25,586	21,531
Other expenses	2,105	3,173	5,006	5,879
Interest expense	2,051	2,046	4,077	4,094
Foreign exchange (gains) losses	4,781	(8,068)	4,796	(10,454)
Total expenses	199,971	160,007	355,832	310,026
Income before income tax expense	80,912	59,461	191,570	6,134
Income tax expense	(5,307)	(5,310)	(10,605)	(3,381)
Income including non-controlling interests	75,605	54,151	180,965	2,753
Income attributable to non-controlling interests	(1,027)	(775)	(2,201)	(506)
Net income	$74,578	$53,376	$178,764	$2,247
Earnings per share
Basic	$0.73	$0.51	$1.73	$0.02
Diluted	$0.71	$0.51	$1.70	$0.02
Weighted average number of common shares used in the determination of earnings per share
Basic	102,283,844	104,132,797	103,144,078	104,195,336
Diluted	104,569,226	105,233,921	105,149,710	105,228,174

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended June 30, 2017
	Property and Casualty Reinsurance	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$156,564	$—	$156,564
Gross premiums ceded	(1,425)	—	(1,425)
Net premiums written	155,139	—	155,139
Change in net unearned premium reserves	18,419	—	18,419
Net premiums earned	173,558	—	173,558
Expenses
Loss and loss adjustment expenses incurred, net	107,379	—	107,379
Acquisition costs, net	68,641	—	68,641
General and administrative expenses	9,649	5,365	15,014
Total expenses	185,669	5,365	191,034
Net underwriting loss	(12,111)	n/a	n/a
Net investment income	31,206	76,119	107,325
Other expenses	(2,105)	—	(2,105)
Interest expense	—	(2,051)	(2,051)
Foreign exchange losses	—	(4,781)	(4,781)
Income tax expense	—	(5,307)	(5,307)
Segment income including non-controlling interests	16,990	58,615	75,605
Segment income attributable to non-controlling interests	—	(1,027)	(1,027)
Segment income	$16,990	$57,588	$74,578
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	61.9%
Acquisition cost ratio	39.5%
Composite ratio	101.4%
General and administrative expense ratio	5.6%
Combined ratio	107.0%

	Six months ended June 30, 2017
	Property and Casualty Reinsurance	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$302,918	$—	$302,918
Gross premiums ceded	(2,550)	—	(2,550)
Net premiums written	300,368	—	300,368
Change in net unearned premium reserves	11,199	—	11,199
Net premiums earned	311,567	—	311,567
Expenses
Loss and loss adjustment expenses incurred, net	193,274	—	193,274
Acquisition costs, net	123,093	—	123,093
General and administrative expenses	15,961	9,625	25,586
Total expenses	332,328	9,625	341,953
Net underwriting loss	(20,761)	n/a	n/a
Net investment income	67,326	168,509	235,835
Other expenses	(5,006)	—	(5,006)
Interest expense	—	(4,077)	(4,077)
Foreign exchange losses	—	(4,796)	(4,796)
Income tax expense	—	(10,605)	(10,605)
Segment income including non-controlling interests	41,559	139,406	180,965
Segment income attributable to non-controlling interests	—	(2,201)	(2,201)
Segment income	$41,559	$137,205	$178,764
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	62.0%
Acquisition cost ratio	39.5%
Composite ratio	101.5%
General and administrative expense ratio	5.1%
Combined ratio	106.6%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

	Three months ended June 30, 2016
	Property and Casualty Reinsurance	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$196,866	$—	$196,866
Gross premiums ceded	(1,425)	—	(1,425)
Net premiums written	195,441	—	195,441
Change in net unearned premium reserves	(62,319)	—	(62,319)
Net premiums earned	133,122	—	133,122
Expenses
Loss and loss adjustment expenses incurred, net	104,131	—	104,131
Acquisition costs, net	48,482	—	48,482
General and administrative expenses	6,085	4,158	10,243
Total expenses	158,698	4,158	162,856
Net underwriting loss	(25,576)	n/a	n/a
Net investment income	19,098	67,248	86,346
Other expenses	(3,173)	—	(3,173)
Interest expense	—	(2,046)	(2,046)
Foreign exchange gains	—	8,068	8,068
Income tax expense	—	(5,310)	(5,310)
Segment income (loss) including non-controlling interests	(9,651)	63,802	54,151
Segment income attributable to non-controlling interests	—	(775)	(775)
Segment income (loss)	$(9,651)	$63,027	$53,376
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	78.2%
Acquisition cost ratio	36.4%
Composite ratio	114.6%
General and administrative expense ratio	4.6%
Combined ratio	119.2%

	Six months ended June 30, 2016
	Property and Casualty Reinsurance	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$394,022	$—	$394,022
Gross premiums ceded	(1,425)	—	(1,425)
Net premiums written	392,597	—	392,597
Change in net unearned premium reserves	(122,673)	—	(122,673)
Net premiums earned	269,924	—	269,924
Expenses
Loss and loss adjustment expenses incurred, net	188,807	—	188,807
Acquisition costs, net	100,169	—	100,169
General and administrative expenses	13,147	8,384	21,531
Total expenses	302,123	8,384	310,507
Net underwriting loss	(32,199)	n/a	n/a
Net investment income	10,837	35,399	46,236
Other expenses	(5,879)	—	(5,879)
Interest expense	—	(4,094)	(4,094)
Foreign exchange gains	—	10,454	10,454
Income tax expense	—	(3,381)	(3,381)
Segment income (loss) including non-controlling interests	(27,241)	29,994	2,753
Segment income attributable to non-controlling interests	—	(506)	(506)
Segment income (loss)	$(27,241)	$29,488	$2,247
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	69.9%
Acquisition cost ratio	37.1%
Composite ratio	107.0%
General and administrative expense ratio	4.9%
Combined ratio	111.9%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	June 30, 2017	December 31, 2016
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,576,132	$1,449,725
Less: non-controlling interests	(19,809)	(35,674)
Shareholders’ equity attributable to shareholders	1,556,323	1,414,051
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	51,930	52,930
Diluted book value per share numerator	$1,654,765	$1,513,493
Basic and diluted book value per share denominator:
Issued and outstanding shares, net of treasury shares	101,339,828	104,173,748
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,174,333	5,274,333
Effect of dilutive restricted shares issued to employees	1,127,928	878,529
Diluted book value per share denominator	112,293,252	114,977,773

Basic book value per share	$15.36	$13.57
Diluted book value per share	$14.74	$13.16

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	($ in thousands)
Net investment income on float	$31,206	$19,098	$67,326	$10,837
Net investment income on capital	75,926	67,014	168,049	34,918
Net investment income on investments managed by Third Point LLC	107,132	86,112	235,375	45,755
Net gain on investment in Kiskadee Fund	193	234	460	481
	$107,325	$86,346	$235,835	$46,236

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	($ in thousands)
Net income	$74,578	$53,376	$178,764	$2,247
Shareholders’ equity attributable to shareholders - beginning of period	1,501,681	1,331,247	1,414,051	1,379,726
Impact of weighting related to shareholders’ equity from shares repurchased	(9,863)	(2,609)	(16,882)	(1,305)
Adjusted shareholders’ equity attributable to shareholders - beginning of period	$1,491,818	$1,328,638	$1,397,169	$1,378,421
Return on beginning shareholders’ equity	5.0%	4.0%	12.8%	0.2%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end, net of treasury shares. Diluted book value per share represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in book value per share is calculated by taking the change in book value per share divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the change in diluted book value per share divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures. Float, as a result, is considered to be a non-GAAP financial measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of long-term incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income (loss) by the beginning shareholders’ equity attributable to shareholders. We believe that return on beginning shareholders’ equity is an important measure because it assists our management and investors in evaluating the Company’s profitability. For the six months ended June 30, 2017, we have also adjusted the beginning shareholders’ equity for the impact of the shares repurchased on a weighted average basis. This adjustment increased the stated returns on beginning shareholders’ equity.
Invested Asset Leverage
Invested asset leverage is a ratio calculated by dividing our net investments managed by Third Point LLC by shareholders’ equity attributable to shareholders and is a key metric in assessing the amount of insurance float generated by our reinsurance operation that has been invested by our investment manager, Third Point LLC.  Given the sensitivity of our return on beginning shareholders’ equity to our net investment return on investments managed by Third Point LLC, invested asset leverage is an important metric that management monitors.  It is also an important metric by which we evaluate our capital adequacy for rating agency and regulatory purposes.  Maintaining an appropriate invested asset leverage to optimize the return potential of the Company, while maintaining sufficient rating agency and regulatory capital is an important aspect of how we manage the Company.